EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GEX Management, Inc.

We hereby consent to the incorporation of our report dated August 25, 2016, with respect to the financial statements of GEX Management, Inc. for the years ended December 31, 2015 and 2014, in the Registration Statement of GEX Management, Inc. on Form S-1 to be filed on or about September 1, 2016. We also consent to the use of our name and the references to us included in the Registration Statement.

/s/ Heaton & Company, PLLC

Heaton & Company, PLLC

Farmington, Utah

September 1, 2016